UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2005

INFOTECH USA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22693	11-2889809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Kingsbridge Road, Fairfield, New Jersey 07004
(Address of Principal Executive Office)

Registrant's telephone number, including area code:  (973) 227-8772

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On May 16, 2005, InfoTech USA, Inc., a New Jersey corporation (“InfoTech”), a wholly-owned subsidiary of InfoTech USA, Inc., a Delaware corporation (the “Company”), finalized an agreement with one of its primary suppliers, Ingram Micro Inc. (“Ingram”), that provides InfoTech with a credit line (the “Credit Line”) of up to $500,000. Payments for purchases under the Credit Line are due and payable within 30 days from the date of invoice. Amounts not repaid within 10 days past due bear interest at a rate of 1½% per month.

        The obligations of InfoTech under the Credit Line have been guaranteed by the Company and its subsidiary, Information Technology Services, Inc., a New York corporation (“ITS” and, together with the Company, the “Guarantors”). These guarantees have been secured by guaranty agreements (the “Guaranty Agreements”) entered into by the Guarantors. The Credit Line is further secured by a security interest in substantially all of InfoTech’s equipment, inventory and accounts receivable and by a $250,000 irrevocable letter of credit issued by Wells Fargo Business Credit, Inc. (“Wells Fargo”). Advances under the Credit Line are subordinate and junior in right of payment to borrowings under InfoTech’s credit facility with Well Fargo. [The Credit Line will remain in effect until terminated by either party.]

        The foregoing descriptions of the Credit Line, the Guaranty Agreements and related security agreement and intercreditor and subordination agreement are only summaries of certain terms and conditions of those agreements and are qualified in their entirety by reference to the agreements themselves, copies of which have been filed as Exhibits 10.1 through 10.5 and which are incorporated by reference herein.

Item 2.03.	Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        Ingram is one of InfoTech's primary suppliers and, as such, InfoTech expects to make frequent purchases under the Credit Line described under Item 1.01 of this report. The Company expects the amounts outstanding under the Credit Line to fluctuate over time based primarily on the volume of products InfoTech purchases from Ingram. Based on past purchases, the Company expects amounts outstanding under the Credit Line to average between $200,000 and $350,000, although it is possible that amounts could be higher at times. As of May 18, 2005, InfoTech owed Ingram approximately $132,000 for purchases under the Credit Line.

        Certain statements in this report, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's financial condition, results or performance to be materially different from any future condition, results or performance expressed or implied by such forward-looking statements. The words “believe”, “expect”, “anticipate”, “intend” and “plan” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Item 9.01.	Financial Statements and Exhibits.

        See exhibit index.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoTech USA, Inc.

Date: May 19, 2005	By:	/s/ J. Robert Patterson
J. Robert Patterson Vice President, Chief Financial Officer, Treasurer and Director

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated May 13, 2005, from Ingram Micro Inc. to InfoTech USA, Inc.

10.2	Security Agreement, dated May 16, 2005, by and between InfoTech USA, Inc. and Ingram Micro Inc.

10.3	Guaranty, dated May 16, 2005, by and between InfoTech USA, Inc. and Ingram Micro Inc.

10.4	Guaranty, dated May 16, 2005, by and between Information Technology Services, Inc. and Ingram Micro Inc.

10.5	Intercreditor and Subordination Agreement, dated May 16, 2005, by and between Ingram Micro Inc. and Wells Fargo Business Credit, Inc.